UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918/573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     On February 16, 2011, The Williams Companies, Inc. (“Williams”) announced that its Board of Directors approved a reorganization plan to divide its business into two separate, publicly-traded corporations. The initial phase in Williams’ reorganization plan calls for the separation of its exploration and production business into a new, wholly owned subsidiary, WPX Energy, Inc. (“WPX”), and a public offering of WPX common stock. The second phase calls for a tax-free spin-off of Williams’ remaining interest in WPX to Williams’ shareholders. Williams retains the discretion to determine whether and when to complete these transactions. On April 29, 2011, pursuant to the first phase of the reorganization plan, WPX filed a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to an initial public offering of its equity securities.
     On July 29, 2011, WPX filed Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-173808) with the SEC (the “Amendment”). For Regulation FD purposes, Williams wishes to disclose the information on pages F-8 to F-28 of the Amendment, which information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference (the “WPX S-1 Excerpt”). The information in the WPX S-1 Excerpt will differ in certain respects from the results of Williams’ Exploration & Production segment due to differences associated with reporting WPX on a stand-alone basis.
     This information is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information being furnished in the attached Exhibit 99.1 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 99.1 WPX S-1 Excerpt.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE WILLIAMS COMPANIES, INC.
Date: July 28, 2011

By:	/s/ Ted T. Timmermans
Ted T. Timmermans
Vice President, Controller, and Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
Exhibit 99.1	WPX S-1 Excerpt.

4